SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act
of 1934

Date of Report
(Date of earliest event reported):	May 3, 2006 -----------------------

SEMPRA ENERGY
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(Exact name of registrant as specified in its charter)

CALIFORNIA --------------------------------	1-14201 --------------------------------	33-0732627 --------------------------------
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 ASH STREET, SAN DIEGO, CALIFORNIA ------------------------------------------------------------------	92101 ----------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(619) 696-2034 -------------------

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(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 3, 2006, Sempra Commodities, a subsidiary of Sempra Energy, entered into a $500 million three-year revolving credit facility expiring in 2009 that provides for revolving extensions of credit (consisting of borrowings and the issuance of letters of credit and bank guarantees) to Sempra Commodities. Extensions of credit are guaranteed by Sempra Energy and borrowings bear interest at rates varying with market rates plus a fixed credit spread. The facility requires Sempra Energy to maintain, at the end of each quarter, a ratio of total indebtedness to total capitalization (as defined in the facility) of no more than 65%.

As previously reported, Sempra Energy and Kinder Morgan Energy Partners, L.P. ("KMP") hold one-third and two-thirds ownership interests, respectively, in Rockies Express Pipeline LLC ("Rockies Express") which is constructing a natural gas pipeline to link natural gas producing areas in the Rocky Mountain region to the upper Midwest and the Eastern United States. Rockies Express has entered into a $2 billion five-year credit facility providing for revolving extensions of credit that are guaranteed severally by Sempra Energy and KMP in proportion to their respective ownership percentages. Borrowings under the facility will bear interest at rates varying with market rates plus a margin that varies with the credit ratings of the lower-rated guarantor. The facility requires Sempra Energy and KMP to continue to own not less than 25% and 50%, respectively, of the ownership interests in Rockies Express. It also requires each guarantor to comply with various financial and other covenants comparable to those contained in its senior unsecured credit facilities, consisting in the case of Sempra Energy primarily of a requirement that it maintain a ratio of total indebtedness to total capitalization (as defined in the facility) of no more than 65% at the end of each quarter.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 4, 2006, Sempra Energy appointed Joseph A. Householder, age 50, as Senior Vice President, Controller and Chief Tax Counsel. He succeeds Frank H. Ault as principal accounting officer who, as previously reported, will retire on July 1, 2006.

Prior to joining Sempra Energy in 2001 as Vice President of Corporate Tax, Mr. Householder was a partner at PricewaterhouseCoopers and prior to 2000 served as Vice President of Corporate Development and Assistant Chief Financial Officer of Unocal Corporation. He holds a bachelor's degree in business administration from the University of Southern California and a law degree from Loyola Law School, and has completed the executive program of the Anderson Graduate School of Management at UCLA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEMPRA ENERGY
(Registrant)

Date: May 5, 2006	By: /s/ Joseph A. Householder -----------------------------------------
Joseph A. Householder Sr. Vice President and Controller